                                                                  EXHIBIT 4.24


                  AMENDMENT NO. 9 TO THIRD AMENDED AND RESTATED
                        REDUCING REVOLVING LOAN AGREEMENT

                  This Amendment No. 9 to Third Amended and Restated Reducing Revolving Loan Agreement (this "Amendment") dated as of March 12, 2001 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., Sunset Station, Inc., St. Charles Riverfront Station, Inc., Kansas City Station Corporation, Santa Fe Station, Inc. (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), and Bank of America, N.A., as Administrative Agent (the "Administrative Agent"), is entered into with reference to the Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Borrowers, Parent, the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and the Administrative Agent (as amended from time to time, the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

                                    RECITALS

         A. Parent and the Borrowers have requested the consent of the Banks to the payment of the principal of Parent's 10-l/8% senior subordinated notes due 2006 using proceeds of the Loans and of Parent's $300,000,000 8 3/8% Senior Notes due 2008.

         B. In connection with the sale of the Missouri gaming properties of Parent and Borrowers, Parent and the Borrowers had proposed to eliminate Kansas City Station Corporation and St. Charles Riverfront Station, Inc., as Borrowers. However, Parent and the Borrowers now desire the retention of both Kansas City Station Corporation (now a successor Nevada corporation) and St. Charles Riverfront Station, Inc., as Borrowers.

                                    AGREEMENT

                  NOW, THEREFORE, Borrowers, Parent and the Administrative Agent, acting with the consent of the Requisite Lenders pursuant to Section
14.2 of the Loan Agreement, agree as follows:

                  1. CONFIRMATION OF KANSAS CITY AND ST. CHARLES AS BORROWERS. The parties to the Loan Agreement hereby confirm the status of Kansas City Station Corporation (now a successor Nevada corporation) and St. Charles Riverfront Station, Inc., as Borrowers.

                  2. LIMITATION OF KANSAS CITY AND ST. CHARLES BORROWINGS. Borrowers agree that neither Kansas City Station Corporation nor St. Charles Riverfront Station, Inc. shall request Loans or Letters of Credit the aggregate outstanding principal amount of which would at any time be in excess of $10,000,000.

                  3. REPRESENTATION. Parent and the Borrowers represent and warrant to the Administrative Agent and the Banks that the diagrams attached hereto as Schedules A and B correctly reflect the ownership structure of Kansas City Station Corporation and St. Charles Riverfront Station, Inc. and their respective principal real estate holdings as of the date of this Amendment.

                  4. SECTION 1.1 - AMENDED DEFINITIONS. Section 1.1 of the Loan Agreement is hereby amended (a) so that the following existing definitions set forth therein read in full, and (b) to add the definitions of "Fiesta Expansion Project," "Green Valley Support Agreements," "Reserve," "Reserve Expansion Project" and "Preferred Stock Dividends" as follows:

                  "ANNUALIZED ADJUSTED EBITDA" means, as of the last day of each Fiscal Quarter:

                   (a) with respect to Parent as of the last day of each Fiscal Quarter, the consolidated Adjusted EBITDA of Parent and its Subsidiaries, for the four Fiscal Quarters ending on that date, after making pro forma adjustments thereto to (a) exclude the Adjusted EBITDA of any Person or assets sold or otherwise disposed of by Parent and its Subsidiaries during such period, and (b) to annualize, on a straight line basis, and to include, the Adjusted EBITDA of each Person or assets acquired by Parent during such period PROVIDED that in the case of Santa Fe Station, Inc., the period so annualized shall commence on January 1, 2001; and

                  (b) with respect to Borrowers, the combined Adjusted EBITDA of those Persons which are Borrowers (as applicable) as of such date for the four Fiscal Quarters ending on that date, after making pro forma adjustments thereto to (a) exclude the Adjusted EBITDA of any Person or assets sold or otherwise disposed of by such Borrowers during such period, and (b) to annualize, on a straight line basis, and to include, the Adjusted EBITDA of each Borrower formed or acquired during such period and any assets acquired by the Borrowers during that period. PROVIDED that in the case of Santa Fe Station, Inc., the period so annualized shall commence on January 1, 2001.

                  "FIXED CHARGE COVERAGE" means, as of the last day of each Fiscal Quarter, the ratio of:

                  (a) Annualized Adjusted EBITDA of Borrowers MINUS Cash Income Taxes of Borrowers annualized for the same fiscal period for which Annualized Adjusted EBITDA for each Borrower has been calculated; TO

                  (b) the SUM of (i) Interest Charges of Borrowers for such fiscal period with respect to Indebtedness OTHER THAN Indebtedness owed to Parent or a Restricted Subsidiary (PROVIDED THAT such Interest Charges shall be adjusted on a pro forma basis to (A) include the Interest Charges associated with Indebtedness in an amount equal to the consideration paid by an Acquisition Purchaser to acquire any New Venture Entity which becomes a Borrower hereunder during that period (including any Indebtedness assumed in connection with such acquisition) annualized on a straight line basis) and (B) exclude Interest Charges associated with Indebtedness repaid using the consideration received from the sale or other disposition of any Person or operating business during that period), PLUS (ii) Maintenance Capital Expenditures of Borrowers made during such fiscal period PLUS
         (iii) the aggregate of (A) all principal payments on the Notes made during such fiscal period required by SECTION 3.1(d)(i), (B) all voluntary principal prepayments on the Notes made during such fiscal period to the extent that such prepayment reduced or eliminated the amount of a subsequent principal payment on the Notes which would otherwise be required by SECTION 3.1(d)(i) and (C) all scheduled principal payments on all Indebtedness of Borrowers during such fiscal period, PLUS (iv) Interest Charges of Borrowers for such fiscal period with respect to Deemed Intercompany Indebtedness calculated at an interest rate that is not less than the Minimum

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         Intercompany Rate, and PLUS (v) Preferred Stock Dividends paid in cash during such fiscal period.

                  "FIESTA EXPANSION PROJECT" means the expansion of hotel/casino/amenities at the Fiesta Hotel and Casino that will provide customer products consistent with customer products at other Station casinos.

                  "FUNDED DEBT RATIO" means, with respect to any Person and as of the last day of each Fiscal Quarter, the RATIO OF (a) Average Quarterly Adjusted Funded Debt of that Person for that Fiscal Quarter (adjusted on a pro forma basis (i) to include Indebtedness in an amount equal to the consideration paid for the Acquisition of any other Person or operating business acquired by that Person during that Fiscal Quarter and (ii) to exclude Indebtedness repaid using the consideration received by that Person from the sale or other disposition of any other Person or operating business during that Fiscal Quarter) to (b) Annualized Adjusted EBITDA of that Person for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters.

                  "GREEN VALLEY SUPPORT AGREEMENTS" means, collectively, any completion guarantee agreement, make-well agreement, keep well agreement or similar forms of credit support issued from time to time in support of the obligations of Green Valley Ranch Gaming, LLC to the lenders under its senior secured bank credit facility in connection with the construction financing for the Green Valley Project.

                  "PERMITTED PREFERRED STOCK" means preferred stock of Parent in an amount which is not in excess of $80,000,000 that is issued at a time when any Green Valley Support Agreement is in effect pursuant to charter documents and/or a governing agreement that contains representations, warranties, covenants, change of control provisions, events of default which are reasonably determined by the Administrative Agent to be no less favorable to Parent than those contained in Parent's 9 7/8% Senior Subordinated Notes due 2010 and other provisions which are reasonably acceptable to the Administrative Agent.

                  "PERIPHERAL ASSETS" means (a) the capital stock or assets of Southwest Gaming Services, Inc., (b) the capital stock or assets of Southwest Services, Inc., (c) each other asset listed on Schedule 1.1B as amended from time to time with the consent of the Requisite Lenders, and (d) any other assets designated by Parent (and reasonably acceptable to the Administrative Agent) when no Default or Event of Default exists having an aggregate value not in excess of $15,000,000."

                  "PREFERRED STOCK DIVIDENDS" means for any period, all dividends paid or payable with respect to Permitted Preferred Stock during that period

                  "RESERVE" means The Reserve Hotel and Casino in Henderson, Nevada.

                  "RESERVE EXPANSION PROJECT" means the expansion of hotel/casino/amenities at the Reserve that will provide customer products consistent with existing customer products at that location in accordance with Parent's existing master plan for that location.

                  5. AMENDED SCHEDULE 1.1B. Schedule 1.1B to the Loan Agreement is hereby amended to read as set forth on Schedule 1.1B hereto.

                  6. EXCLUSION OF ACQUISITION EXPENDITURES FROM "BASKET EXPENDITURES." The Lenders hereby agree that the amounts heretofore expended by Parent and the Borrowers for the acquisition of the assets (or the Persons controlling) the Santa Fe Hotel and Casino (in an aggregate amount not to exceed $205,000,000), the Fiesta Hotel and Casino (in an aggregate amount not to exceed $170,000,000) and The Reserve Hotel and Casino (in an aggregate amount not to exceed $70,000,000) shall not be deemed to constitute "Basket Expenditures."

                  7. SECTION 6.1 - DISPOSITIONS. Section 6.1 of the Loan Agreement is hereby amended to read in full as follows (with the revised text indicated in italicized and underscored text for the convenience of the reader):

                  "6.1 DISPOSITIONS OF PROPERTY. Make any Disposition of its Property, whether now owned or hereafter acquired EXCEPT: (a) a Disposition to another Borrower, (b) Dispositions of any of the Peripheral Assets to a Person that is not an Affiliate of Parent, (c) a Disposition of assets included in any Permitted Sale/Leaseback, (d) Disposition of Investments (OTHER THAN Investments in a Subsidiary of any Borrower that is not an Immaterial Subsidiary) and (e) Dispositions of Property with an aggregate book value or fair market value (whichever is greater) in any Fiscal Year not exceeding $15,000,000."

                  8.   SECTION 6.10 - BORROWER FUNDED DEBT RATIO.  Section
6.10 of the Loan Agreement is hereby amended to read in full as follows:

                  "6.10 BORROWER FUNDED DEBT RATIO. Permit the Borrowers Funded Debt Ratio, as of the last day of any Fiscal Quarter ending after (a) the Amendment Effective Date, to be greater than 2.50 to 1.00, or (b) January 1, 2001, to be greater than 2.25:1.00.

                  9.   SECTION 6.11 - MAINTENANCE CAPITAL EXPENDITURES.
Section 6.11 of the Loan Agreement is hereby amended to read in full as follows (with the revised text indicated in italicized and underscored text for the convenience of the reader):

                  "6.11 MAINTENANCE CAPITAL EXPENDITURES. Make, or become legally obligated to make, any Maintenance Capital Expenditure in any Fiscal Year if, giving effect thereto, the aggregate of all Maintenance Capital Expenditures made by Borrowers in that Fiscal Year PLUS all Maintenance Capital Expenditures made by Parent in that Fiscal Year would exceed $40,000,000 for any Fiscal Year."

                  10.  SECTION 6.12 - EXPANSION CAPITAL EXPENDITURES.
Section 6.12 (b) of the Loan Agreement is hereby amended to read in full as follows:

                  "(b) Make, or enter into any legally binding commitment to make, any Expansion Capital Expenditure if the aggregate Expansion Capital Expenditures reasonably anticipated with respect thereto will exceed $25,000,000 without the prior written consent of the Majority Lenders (and the Lenders agree to use their best efforts to respond to any request by Borrowers to provide such consent within ten (10) Banking Days after the date such request is made, but without any implication that the failure of any Lender to respond within such period shall be construed as consent) EXCEPT for the following Expansion Capital Expenditures, which shall not require such consent:

                        (i) the Texas Expansion Project, PROVIDED that the amount expended therefor does not exceed $75,000,000;

                        (ii) the Sunset Expansion Project, PROVIDED that the amount expended therefor does not exceed $75,000,000; and

                        (iii) the Boulder Expansion Project, PROVIDED that the amount expended therefor does not exceed $75,000,000; and

                        (iv) the Santa Fe Expansion Project, PROVIDED that the amount expended therefor does not exceed $75,000,000; and

                        (v) the Reserve Expansion Project, PROVIDED that the amount expended therefor does not exceed $50,000,000; and

                        (vi) the Fiesta Expansion Project, PROVIDED that the amount expended therefor does not exceed $50,000,000.

                  11.   CONSENT TO PAYMENTS UNDER SECTION 9.1.
Notwithstanding Section 9.1 of the Loan Agreement, the Administrative Agent and the Lenders hereby consent to the repayment of all or any portion of Parent's 10-l/8% senior subordinated notes due 2006 in an aggregate principal amount not to exceed $198,000,000 (including any associated call premiums and transactional expenses), PROVIDED that (a) such prepayment shall be made prior to June 30, 2002, (b) giving pro forma effect to the making of such payment as of the then most recent Fiscal Quarter for which a Compliance Certificate is required to have been delivered, no Default or Event of Default shall exist, and (c) as of the date of such prepayment, no Default or Event of Default shall have occurred and remain continuing.

                  12. SECTION 9.5(c) - PERMITTED PREFERRED STOCK DIVIDENTS. Section 9.5(c) of the Loan Agreement is hereby amended to read in full as follows (with the revised text indicated in italicized and underscored text for the convenience of the reader):

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                  "(c) scheduled dividends on Permitted Preferred Stock;
         PROVIDED that (i) the face amount of such Permitted Preferred Stock does not exceed $80,000,000 and (ii) no Default or Event of Default then exists or would result therefrom;"

                  13. SECTION 9.12 - PARENT FUNDED DEBT RATIO. The matrix set forth in Section 9.12 of the Loan Agreement is hereby amended so that the maximum permissible Parent Funded Debt Ratio for each of the Fiscal Quarters described below is as set forth opposite that Fiscal Quarter:


                  FISCAL QUARTERS ENDED                        MAXIMUM RATIO
                  ---------------------                        -------------
                  December 31, 2000                            5.25 to1.00
                  through September 30, 2001

                  December 31, 2001 through
                  June 30, 2002                                5.00 to 1.00

                  September 30, 2002 through
                  June 30, 2003                                4.75 to 1.00

                  Thereafter                                   4.50 to 1.00.

                  14.  SECTION 9.14(d)(i) - GREEN VALLEY INVESTMENT BASKET.
Section 9.14(d)(i) of the Loan Agreement is hereby amended to read in full as follows (with the revised text indicated in italicized and underscored text for the convenience of the reader):

                  "(i) the Green Valley Project, PROVIDED that the amount expended therefor does not exceed $60,000,000 PLUS THE AMOUNT OF ANY REQUIRED PAYMENTS UNDER THE GREEN VALLEY SUPPORT AGREEMENTS;"

                  15. CONDITIONS PRECEDENT TO AMENDMENT. The effectiveness of this Amendment shall be conditioned upon receipt by the Administrative Agent of all of the following:

                       (a) an amendment fee, for the ratable account of the Lenders in accordance with their respective Pro Rata Shares, of $571,125 (fifteen basis points times the prior commitment of $380,750,000);

                       (b) Counterparts of this Amendment executed by all parties hereto;

                       (c) Written consents of each of the Sibling Guarantors to the execution, delivery and performance hereof in the form of Exhibit A to this Amendment;

                       (d) Written consent of the Lenders as required under Section 14.2 of the Loan Agreement in the form of Exhibit B to this Amendment; and

                       (e) Such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Lenders reasonably may require.

                  16. REPRESENTATIONS AND WARRANTIES. Borrowers hereby represent and warrant that no Default or Event of Default has occurred and remains continuing and that no Material Adverse Effect has occurred since December 31, 1999.

                  17. CONSENT OF PARENT. The execution of this Amendment by Parent shall constitute its consent, in its capacity as guarantor under the Parent Guaranty, to this Amendment.

                  18. CONFIRMATION. In all other respects, the terms of the Loan Agreement and the other Loan Documents are hereby confirmed.

                  IN WITNESS WHEREOF, Parent, Borrowers and the
Administrative Agent have executed this Amendment as of the date first above written by their duly authorized representatives.

                                           PALACE STATION HOTEL & CASINO, INC.
                                           BOULDER STATION, INC.
                                           TEXAS STATION, INC.
                                           SUNSET STATION, INC.
                                           SANTA FE STATION, INC.
                                           ST. CHARLES RIVERFRONT STATION, INC.
                                           KANSAS CITY STATION CORPORATION


                                           By:   /s/ GLENN C. CHRISTENSON
                                                 ------------------------
                                                 Glenn C. Christenson,
                                                 Senior Vice President


                                           STATION CASINOS, INC.


                                           By:   /s/ GLENN C. CHRISTENSON
                                                 ------------------------
                                                 Glenn C. Christenson,
                                                 Executive Vice President
                                                 and Chief Financial Officer


                                           BANK OF AMERICA, N.A.,
                                           as Administrative Agent


                                           By:   /s/ JANICE HAMMOND
                                                 ------------------
                                                 Janice Hammond
                                                 Vice President

                             Exhibit A to Amendment

                          CONSENT OF SIBLING GUARANTORS


                  Reference is hereby made to that certain Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc., Kansas City Station Corporation and Sunset Station, Inc. (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and Bank of America, N.A., as Administrative Agent, (as amended, the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

                  Each of the undersigned hereby consents to the execution, delivery and performance by Borrowers of Amendment No. 9 to the Third Amended and Restated Reducing Revolving Loan Agreement, and agrees that the Sibling Guaranty shall be deemed to relate to and guaranty the Bridge Term Loans.

                  Each of the undersigned represents and warrants to the Administrative Agent and the Lenders that the Sibling Guaranty remains in full force and effect in accordance with its terms.

Dated:   March 12, 2001


GREEN VALLEY STATION, INC.                     SOUTHWEST GAMING SERVICES, INC.
TROPICANA STATION, INC.                        SOUTHWEST SERVICES, INC.
SUNSET STATION LEASING
  COMPANY, LLC


By:   /s/ GLENN C. CHRISTENSON                 By:  /s/ BLAKE L. SARTINI
      ------------------------                      --------------------
      Glenn C. Christenson                          Blake L. Sartini
      Senior Vice President                         Secretary

                             Exhibit B to Amendment

                               CONSENT OF LENDERS


                  Reference is hereby made to that certain Third Amended and Restated Reducing Revolving Loan Agreement dated as of August 25, 1999 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc., Kansas City Station Corporation and Sunset Station, Inc. (collectively, the "Borrowers"), Station Casinos, Inc. ("Parent") (but only for the purpose of making the covenants set forth in Articles 8 and 9 of the Loan Agreement (as defined below)), the Lenders party thereto, Societe Generale, as Documentation Agent, Bank of Scotland, as Co-Agent, and Bank of America, N.A., as Administrative Agent, (as amended, the "Loan Agreement"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement.

                  The undersigned Lender hereby consents to the execution and delivery of Amendment No. 9 to Third Amended and Restated Reducing Revolving Loan Agreement, by the Administrative Agent on its behalf, substantially in the form of the most recent draft presented to the undersigned Lender.

Dated:  March 12, 2001

                                                      BANK OF AMERICA, N.A.
                                                      ---------------------
                                                        [Name of Lender]


                                                      By:   /s/ SCOTT L. FABER
                                                            ------------------
                                                      Name:  Scott L. Faber
                                                      Title:  Managing Director